Consent of Independent Auditors





The Board of Trustees and Shareholders
Colonial Trust II

We consent to the use of our report dated May 15, 1998 for SoGen Overseas Fund, SoGen Gold Fund and SoGen Money Fund incorporated by reference in the Combined Proxy Statement and Prospectus between SoGen Funds, Inc. and Colonial Trust
II and to the reference to our firm under the heading
"Financial Statements" in the Combined Proxy Statement and
Prospectus.





KPMG Peat Marwick LLP
Boston, Massachusetts
December 17, 1998